UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 18, 2007

Evans Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-18539	161332767
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14 North Main Street, Angola, New York		14006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-926-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Mr. LaVerne G. Hall, director of Evans Bancorp, Inc. (the "Company") resigned his position effective December 31, 2007. Mr. Hall has served as director of the Company since 1981. He served on the following board committees: Planning Committee (Chairman), Human Resource Committee and Stock Option and Long-Term Incentive Plan Committee. These committee vacancies will be filled through the appointment of other current independent directors. Mr. Hall also resigned as a director of Evans National Bank, also effective December 31, 2007. Mr. Hall will serve as director emeritus of the Company for a period of one year from the effective date of his resignation, as an honorary board member, Mr. Hall may attend board meetings but he will not have any authority to vote or receive compensation.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) The Board of Directors of the Company amended Section 203 of the Company’s Bylaws, effective December 18, 2007, so as to provide directors with the opportunity to cure any reduction in the value of a director’s qualifying shares during such director’s term in office, provided, that, at the time an individual becomes a director, he/she owns in his/her own right not less than $10,000 aggregate market value of Evans Bancorp stock.

The summary of changes to the Bylaws set forth above is qualified in its entirety by reference to the full text of the Bylaws of Evans Bancorp, Inc., a copy of which is attached to this Current Report on Form 8-K as Exhibit 3(ii).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3(ii) Bylaws of Evans Bancorp, as amended to December 18, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evans Bancorp, Inc.

December 26, 2007	By:	David J Nasca

Name: David J Nasca
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

3.ii	Bylaws of Evans Bancorp, as amended to December 18, 2007